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                                                                    EXHIBIT 23.2



         We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-95533, 333-31004, 333-31006, 333-43378,
333-61258, 333-68616 and 333-81570) of Caminus Corporation of our report dated February 22, 2000, relating to the consolidated financial statements of Caminus Corporation, which appear in this Form 10-K.



                                                  /s/ PricewaterhouseCoopers LLP


New York, New York
February 12, 2002